                                     SCHEDULE 14C
                                    (Rule 14c-101)

                     INFORMATION REQUIRED IN INFORMATION STATEMENT

                                SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c) of the
                  Securities Exchange Act of 1934 (Amendment No.    )


Check the appropriate box:

/ / Preliminary information statement     / / Confidential, For Use of the
                                              Commission Only (As permitted by
                                              Rule 14c-5(d)2)
/X/ Definitive information statement


                                  PUBCO CORPORATION
                  (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

/ /   Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

                      P U B C O   C O R P O R A T I O N

                              3830 Kelley Avenue
                            Cleveland, Ohio  44114




                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                October 26, 2000



    Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Pubco Corporation (the "Company") will be held at the Ramada Inn, I-295 and Route 13 North, New Castle, Delaware 19720 on October 26, 2000, at 11:00 A.M. Eastern Time to consider and act upon the following:

         1. Election of a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

         2. A proposal to cashout registered stockholders holding fewer than 100 shares of the Company's stock by way of an amendment to the Company's Certificate of Incorporation to effect a reverse stock split followed by a forward stock split of the Company's Common and Class B Stock.

         3. Transact such other business as may properly come before the Meeting.

    Stockholders of record of the Company's Common Stock and Class B Stock at the close of business on September 22, 2000, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Meeting or at any adjournment thereof.

                                    By Order of the Board of Directors


                                            Stephen R. Kalette
                                               Secretary


Cleveland, Ohio
September 25, 2000




                      SEE INFORMATION STATEMENT ENCLOSED

                      P U B C O   C O R P O R A T I O N

                              3830 Kelley Avenue
                            Cleveland, Ohio  44114



                            INFORMATION STATEMENT



                        ANNUAL MEETING OF STOCKHOLDERS
                               October 26, 2000

                                                            September 25, 2000

Matters to be Considered at the Meeting

    This Information Statement is furnished by Pubco Corporation, a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held October 26, 2000, and at all adjournments thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company's Annual Report for the year ended December 31, 1999 is being mailed together with this Information Statement on or about September 25, 2000. Stockholders of record as of the close of business on September 22, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting.

    The only business which the Board of Directors intends to present or knows that others will present at the Meeting is as set forth in the attached Notice of Annual Meeting of Stockholders.

Voting

    Holders of record at the close of business on the Record Date of the Company's issued and outstanding Common Stock, par value $.01 per share ("Common Stock"), will be entitled to one vote for each share held and holders of record at the close of business on the Record Date of the Company's Class B Stock, par value $.01 per share ("Class B Stock"), will be entitled to 10 votes for each share held. As of September 1, 2000, the Company had 3,158,435 shares of Common Stock outstanding and 553,074 shares of Class B Stock outstanding.

    A majority of the voting power present and voting at the Meeting is required to approve the election of the Directors (Item 1). A majority of the voting power eligible to be cast at the Meeting is required to approve the proposed amendment to the Company's Certificate of Incorporation to effect the reverse and forward stock splits (Item 2). A majority of the voting power present and voting at the Meeting is required to approve any other business brought before the Meeting (Item 3).

    A stockholder who has indicated his intention to vote for the six nominees for the Board of Directors named herein and for the Proposal to Amend the Company's Certificate of Incorporation to Effect a Reverse Stock Split Followed by a Forward Stock Split of the Company's Common and Class B Stock beneficially owns shares entitled to approximately 83% of all possible votes at the meeting, thereby assuring election of the six nominees and approval of the Proposal to Amend the Company's Certificate of Incorporation to Effect a Reverse Stock Split Followed by a Forward Stock Split of the Company's Common and Class B Stock.

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of September 1, 2000 (i) the number of shares of the Company's stock owned, directly or indirectly, by each Director of the Company and by all Directors, Director nominees and officers as a group, and (ii) the number of shares of the Company's stock held by each person who was known by the Company to beneficially own more than 5% of the Company's stock:

                               Common Stock                    Class B Stock         Aggregate
                      Amount and Nature               Amount and Nature              Percent of
                        of Beneficial    Percent of     of Beneficial    Percent of    Voting
Name of Holder         Ownership (1)(2)     Class      Ownership (1)(2)     Class      Power

Glenn E. Corlett                  --         --                  --           --         --
Jack Howard(6)                 9,867          *                  --           --          *
Harold L. Inlow                   --         --                  --           --         --
Stephen R. Kalette(5)          5,166          *              13,759          2.5        1.6
Robert H. Kanner(3)        2,066,894       65.4             514,044         92.9       82.9
William A. Dillingham(5)      28,725          *                  --           --          *
Leo L. Matthews(4)                --         --                  --           --         --
Maria Szubski(5)               2,550          *                  --           --          *
  3830 Kelley Avenue
  Cleveland, OH 44114

All Directors and
  officers as a group      2,118,302       66.3             527,803         95.4       84.8
  (9 persons)(3)(5)

FMR Corp. (7)
  82 Devonshire Street
  Boston, MA 02109           319,500       10.1                  --           --        3.7

* indicates less than 1%.

(1) Except as set forth below, each owner has sole voting and investment power with respect to the shares beneficially owned by him.

(2) Class B Stock is convertible into Common Stock on a share for share basis. Therefore, ownership of Class B Stock may also be deemed to be beneficial ownership of the same number of shares of Common Stock.

(3) Does not include 800 shares of Common Stock owned by Mr. Kanner as custodian for his children, as to which shares he disclaims beneficial ownership.

(4) Mr. Matthews owns approximately 3.6% of the Common Stock of the Company's Allied Construction Products, Inc. subsidiary ("Allied").

(5) Includes for each respective person and the group, the following number of shares of Common Stock which may be acquired within 60 days on exercise of stock options: Kalette - 5,000, Dillingham - 25,000, Szubski - 2,500, all officers and directors as a group - 37,500.

(6) Does not include 1,100 shares of Common Stock owned by Mr. Howard's wife as custodian for his children, as to which shares he disclaims beneficial ownership.

(7) Information concerning FMR Corp. is based upon disclosure contained in a
    Schedule 13(G) filed with the SEC and the Company as of February 1, 1999.

                            ELECTION OF DIRECTORS

    Six Directors are to be elected for the ensuing year to hold office until the next Annual Meeting of Stockholders and until their successors are elected and shall qualify. All nominees are currently serving as Directors of the Company having been elected to the Board of Directors at the 1999 Annual Meeting of Stockholders. Election as a Director requires the favorable vote of the majority of the votes of the Common Stock and Class B Stock (voting together as a single class) voting at the election of Directors.

Information Concerning Nominees

Name, Age and Position                    Principal Occupation
with the Company                          During Last Five Years

Glenn E. Corlett           Dean of the College of Business at Ohio University,
  56, Director since       Athens, Ohio since July 1, 1997.  Between November,
  1997, Member of the      1996 and June, 1997, Mr. Corlett was an independent
  Audit Committee and      business consultant in Cleveland, Ohio.  For more
  Compensation Committee   than five years prior to July, 1996, Mr. Corlett
                           was the Executive Vice President and Chief
                           Operating Officer of N. W. Ayer, Incorporated, a
                           New York City-based advertising agency he joined in 1990. Also a Director of Rocky Shoes & Boots, Inc.
                           and Frederick Brewing Co.

William A. Dillingham      President of the Company's computer printer and
  57, Director since       labeling supplies businesses for more than 10 years.
  1997, President of
  the Company's computer
  printer and labeling
  supplies businesses.

Jack Howard                Principal of Mutual Securities, Inc., an NASD
  39, Director since       registered Broker/Dealer for more than the past
  1999, Member of the      five years.  Director of Gateway Industries, Inc.
  Audit Committee and      and WebFinancial Corporation.
  Compensation Committee

Harold L. Inlow            Independent business consultant since January 1,
  66, Director since       1995.
  1997, Member of the
  Audit Committee and
  Compensation Committee

Stephen R. Kalette         Director and executive officer of the Company since
  50, Director since       April, 1984.
  1983, Vice President,
  Administration, General
  Counsel & Secretary

Robert H. Kanner           Director and executive officer of the Company since
  52, Director since       December, 1983.
  1983, Chairman,
  President & CEO

Board of Directors

     The Board of Directors establishes broad corporate policies which are carried out by the officers of the Company who are responsible for day-to-day operations. In 1999, the Board held two meetings and took action by unanimous written consent on two other occasions. No Director was absent during the year from any of the meetings of the Board of Directors or of any of the committees of the Board on which he served.

Committees of the Board of Directors

     The Company has a standing Audit Committee. The Audit Committee consists of Mr. Corlett, Mr. Inlow and Mr. Howard. The Audit Committee (i) reviews the internal controls of the Company and its financial reporting; (ii) meets with the Treasurer and such other officers as it, from time to time, deems necessary; (iii) meets with the Company's independent public accountants and reviews the scope and results of auditing procedures, the degree of such auditors' independence, audit and non-audit fees charged by such accountants, and the adequacy of the Company's internal accounting controls; and (iv) recommends to the Board the appointment of the independent accountants.

     The Company also has a Compensation Committee. The Compensation Committee consists of Mr. Corlett, Mr. Inlow and Mr. Howard.

Compensation of Directors

     The Company pays its outside Directors an annual fee of $15,000, payable monthly. The Company also reimburses its Directors for any expense reasonably incurred while performing services for the Company. Directors who are employees of the Company or otherwise receive compensation from the Company do not receive any fee for acting as Directors of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Due to the Company's delay in drafting a Form 3, Initial Statement of Beneficial Ownership of Securities, for Director Jack Howard after his election to the Company's Board of Directors on September 9, 1999, Mr. Howard failed to timely file such form. The form was filed before the end of 1999. There were no other known failures to file by Mr. Howard or any other Director of the Company.

Other Executive Officers

     Leo L. Matthews, age 60, has been President of Allied since it was acquired in March, 1993.

     Maria Szubski, age 41, was named the Company's Chief Financial Officer on June 30, 1999. She has been employed by the Company as an accountant for more than the past five years.

Certain Transactions

     The Company leases a general purpose 312,000 square foot building in Cleveland, Ohio (the "Building") on a triple net basis. The premises are used for executive and administrative facilities, computer printer supplies and labeling supplies manufacturing and administrative operations, and Allied's manufacturing and administrative operations. The Company subleases a portion of the Building to an unrelated party. The annual rental for the Building is approximately $548,700. The Partnership that owns the Building is 80% owned and controlled by Mr. Kanner. Mr. Dillingham, Mr. Kalette and five other individuals have a minority interest in the Partnership.

                           MANAGEMENT COMPENSATION


Summary Compensation Table

     The following table discloses compensation paid or accrued, during each of the Company's last three fiscal years, to the Company's Chief Executive Officer and to its other executive officers.

                                                                 Long-Term Compensation
                                  Annual Compensation                Awards        Payouts
      Name and                                  Other Annual  Restricted            LTIP     All Other
      Principal                        Bonus    Compensation  Stock       Options  Payouts  Compensation
      Position       Year  Salary($)    ($)         ($)       Awards ($)    (#)     ($)         ($)

Robert H. Kanner(1)
     Chairman, CEO,   1999  $525,000      ---     $85,631(2)       ---       ---      ---   $173,092(3,4,5)
     President        1998   525,000      ---      74,710          ---       ---      ---    181,605
                      1997   525,000      ---      72,014          ---       ---      ---    184,691


Stephen R. Kalette
     VP-Admin.,       1999  $330,000      ---     $28,844(6)       ---    20,000      ---   $ 32,494(4,5)
     General Counsel  1998   330,000      ---      27,600          ---       ---      ---     35,757
     & Secretary      1997   330,000      ---      26,416          ---       ---      ---     35,799


William A. Dillingham(7)
     President of     1999  $450,000      ---     $ 9.189(7)       ---   100,000      ---   $ 25,000(5,8)
     Printer Supplies 1998   450,000      ---      10,091          ---       ---      ---     31,000
     Business         1997   450,000      ---       5,473          ---       ---      ---     31,000


Leo L. Matthews(9)
     President of     1999  $133,789   $ 60,084   $ 7,431(10)      ---       ---      ---   $ 10,816(11)
     Allied           1998   130,000     70,000     5,703          ---       ---      ---     11,000
                      1997   130,000     65,055     5,163          ---       ---      ---     10,847


Maria Szubski
     Chief Financial  1999  $137,812        ---   $ 3,418(12)      ---    10,000      ---   $ 13,095(4,5)
     Officer




(1)      Mr. Kanner deferred his entire salary for each of the years reported under the terms of deferred compensation plans established for his benefit.  The amounts reported for each year are the amounts deferred for that year.  As compensation is earned by
         Mr. Kanner, it is paid by the Company to deferred compensation trusts.  These amounts are being distributed to Mr. Kanner by the trusts in accordance with the terms of the deferred compensation plans.

(2)      Of the amount shown in the table, $81,087 in 1999, $70,258 in 1998 and $67,620 in
         1997 represents the premiums on life insurance paid for by the Company on Mr.
         Kanner's life, and for which the Company is not a beneficiary; and $4,544 in 1999,
         $4,452 in 1998 and $4,394 in 1997 represents the cost of providing Mr. Kanner with use of an automobile during the year.

(3)      Of the amount reflected, $118,500 in 1999, $122,100 in 1998 and $125,400 in 1997
         represents a payment by the Company toward the premium on split dollar life insurance on Mr. Kanner's life and for which the Company is not the beneficiary.
         The amounts will be repaid to the Company out of the death proceeds from such policy.

(4)      In 1988, the Company adopted a non-qualified plan to provide retirement benefits for executive officers and other key employees.  The plan provides benefits upon retirement, death or disability of the participant and benefits are subject to a restrictive vesting schedule.  $53,592 in 1999, $58,505 in 1998 and $58,291 in 1997
         of the amounts shown in the table for Mr. Kanner and $31,494 in 1999, $34,757 in
         1998 and $34,799 in 1997 of the amounts shown in the table for Mr. Kalette and
         $12,095 of the amount shown in the table for Ms. Szubski are amounts contributed to such plan for the benefit of such executive officers with respect to the years noted.  Vesting of benefits under the plan is phased in over 20 years and only a portion of the amount contributed for each year has fully vested.

(5)      In 1997, the Company adopted a 401-K plan to provide retirement benefits for employees of Pubco and the Company's printer supplies business, including officers.
         Participating employees make voluntary contributions to the Plan, a portion of which the Company matches.  Of the amounts shown in the 1999, 1998 and 1997 tables for Mr.
         Kalette, Mr. Kanner and Ms. Szubski, $1,000 was contributed by Pubco to such plan.
         Of the amount shown in the 1999, 1998 and 1997 tables for Mr. Dillingham, $1,000 was contributed by Buckeye to such plan.  Vesting of benefits under the plan is phased in over five years.

(6)      Of the amount shown in the table, $24,124  in 1999, $23,085 in 1998 and $22,210 in
         1997 represents the premiums on life insurance paid for by the Company on Mr.
         Kalette's life, and for which the Company is not a beneficiary; and $4,251 in 1999,
         $4,057 in 1998 and $3,725 in 1997 represents the cost of providing Mr. Kalette with use of an automobile during the year.

(7)      All of the amounts shown as paid to or for Mr. Dillingham were paid by the Company's printer supplies business.  Of the amount shown in the table, $4,995 in 1999, $4,425 in 1998 and $3,885 in 1997 represents the premiums on life insurance paid for by the
         Company's printer supplies business on Mr. Dillingham's life, and for which it is not a beneficiary; and $4,194 in 1999, $5,666 in 1998 and $1,588 in 1997 represents the cost of providing Mr. Dillingham with use of an automobile during the year.

(8)      In 1988, the Company's printer supplies business adopted a non-qualified plan to provide retirement benefits for executive officers and other key employees.  The plan provides benefits upon retirement, death or disability of the participant and benefits are subject to arestrictive vesting schedule.  Of the amount shown in the table for Mr. Dillingham, $24,000 in 1999 and $30,000 in 1998 and 1997 was
         contributed to such plan for the benefit of such executive officer with respect to each of the years noted.  Vesting of benefits under the plan is phased in over 20 years and only a portion of the amount contributed for each year has fully vested.

(9)      All of the amounts shown as paid to or for Mr. Matthews were paid by Allied.  Mr.
         Matthews has an employment agreement with such business providing for a minimum
         $130,000 per year base salary; a share of Allied's earnings in excess of its operating plan earnings, if any, and discretionary bonuses.

(10)     Of the amount shown in the table, $2,126 in 1999, $1,710 in 1998 and $1,710 in 1997 represents the premiums on life insurance paid for by the construction products business on Mr. Matthew's life, and for which it is not a beneficiary; and $5,305 in
         1999, $3,993 in 1998 and $3,453 in 1997 represents the cost of providing Mr.
         Matthews with use of an automobile during that year.

(11)     In 1993, Allied adopted a 401-K plan (with a profit sharing component) to provide retirement benefits for its employees, including officers.  Participating employees make voluntary contributions to the Plan, a portion of which such business
         matches.   All of the amount shown in the table for Mr. Matthews was contributed by
         Allied to such plan.  Vesting of benefits under the plan is phased in over three years.

(12)     The amount shown in the table represents the cost of providing Ms. Szubski with use of an automobile during the year.


Year 2000 Compensation Arrangement

    On March 28, 2000, on the recommendation of the Compensation Committee, the Board of Directors approved a compensation structure for Mr. Kanner, Mr. Kalette, Mr. Dillingham, Ms. Szubski and other covered employees for the year 2000. Total compensation for the year 2000, including amounts that would be paid in early 2001 attributable to 2000, will be directly tied to the Company's income before income taxes and minority interest. Should the Company's income before income taxes and minority interest in 2000 equal such income for 1999, then total cash compensation for Mr. Kalette, Mr. Dillingham, Ms. Szubski and certain other employees would be reduced by approximately 25% from 1999 levels and total cash compensation for Mr. Kanner for 2000 would be reduced by approximately 50% from 1999 levels. Should the Company's income before income taxes and minority interest in 2000 equal such income for 1998, then total cash compensation for Mr. Kanner, Mr. Kalette, Mr. Dillingham, Ms. Szubski and other covered employees would equal such compensation for 1999. Should the Company's income before income taxes and minority interest in 2000 exceed such income for 1999, then the increase or decrease in total cash compensation for Mr. Kanner, Mr. Kalette, Mr. Dillingham, Ms. Szubski and other covered employees from 1999 levels would adjust proportionately. In all cases, discretionary compensation may be paid in addition to any compensation provided in this arrangement.

1998 Equity Incentive Plan

    In July, 1998, the Board of Directors adopted the Company's 1998 Equity Incentive Plan, subject to approval by the Company's stockholders which was obtained at the Annual Meeting of Stockholders held on September 14, 1998.
The Plan provides for the grant of (i) incentive and non-statutory stock options, (ii) stock bonuses, (iii) rights to purchase restricted stock, and
(iv) stock appreciation rights, to key employees, officers and consultants of the Company and its affiliates. The maximum number of shares of Common Stock issuable under the Plan as approved by the stockholders is 200,000. No stock awards were issued under the Plan during 1998. During 1999, the Board amended the Plan which was approved by the Stockholders in September, 1999, to increase the number of shares issuable under the Plan by 120,000 shares to 320,000 shares. No awards of stock bonuses, restricted stock or stock appreciation rights have been granted under the Plan. The Board made the following grants of stock options to executive officers in 1999:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                 Percent
                         Number     Of
                           Of     Totals
                         Shares  Options   Exer-
                         Under-  Granted   cise    Market             Grant
                         lying      In     Price   Price    Expira-   Date
                        Options   Fiscal    Per      At      tion     Present
      Name              Granted    Year    Share   Grant     Date     Value

Robert H. Kanner             --       --       --      --        --        --

Stephen R. Kalette       20,000     8.33    $9.00   $9.75  01/20/09  $ 93,800

William A. Dillingham   100,000    41.67    $9.00   $9.75  01/20/09  $469,000

Leo R. Matthews              --       --       --      --        --        --

Maria Szubski            10,000     4.17    $9.00   $9.75  01/20/09  $ 46,900

The grant date present value, calculated using the Black-Scholes calculation method, is based on certain assumptions as to the interest rates, stock price volatility and future dividend yield. There is no assurance that these assumptions will be true in the future. The actual value, if any, that an executive will realize upon exercise of an option, will be the excess of the stock price over the exercise price.

AGGREGATE OPTIONS EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                               Number of
                                               Securities     Value of
                                               Underlying     Unexercised
                                               Unexercised   In-The-Money
                                               Options At     Options At
                         Shares                Fiscal Year-   Fiscal Year
                        Acquired     Value     End    (#)     End    ($)
                           On       Realized   Exercisable/   Exercisable/
        Name            Exercise #     $      Unexercisable  Unexercisable

Robert H. Kanner                --        --             --             --

Stephen R. Kalette              --        --      0/ 20,000            0/0

William A. Dillingham           --        --      0/100,000            0/0

Leo R. Matthews                 --        --             --             --

Maria Szubski                   --        --      0/ 10,000            0/0

As of January 21, 2000, the options became exercisable for 1/4 of the number of shares shown in the table. The remaining options become exercisable over the next three years.

Unless covered by an employment agreement with the Company, officers serve for one year terms or until their respective successors are duly elected and qualified.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Although not members of the Compensation Committee, as Directors of the Company, Mr. Kanner, Mr. Kalette and Mr. Dillingham participate in Board of Directors' deliberations and decisions concerning executive officer compensation. Mr. Kanner, Mr. Kalette and Mr. Dillingham are executive officers of the Company.

    The Statement of the Board of Directors Regarding Executive Compensation and the Stock Performance Charts which follow shall not be deemed incorporated by reference by any general statement incorporating by reference this Information Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                      STATEMENT OF THE BOARD OF DIRECTORS
                        REGARDING EXECUTIVE COMPENSATION

    Mr. Matthews' employment arrangement includes participation in a bonus pool related to the performance of Allied and Mr. Matthews' compensation may include discretionary bonuses.

    Historically, the compensation of the Company's executive officers was not, as a matter of course, directly determined by Company performance through objective criteria. Rather, the Board set compensation at levels it determined were appropriate based upon the nature of the respective responsibilities of such officers and their willingness to work for the Company at such compensation levels.

    Beginning in mid-1998, the Board of Directors began to create a compensation system directly tied to Company performance. The Board's adoption of the 1998 Equity Incentive Plan in 1998 and the granting of stock options thereunder in 1999 tied one component of executive compensation to price changes in the market for the Company's stock. The approval of the Year 2000 Compensation Arrangement incentivises management to improve profitability of the Company by tying the amount of cash compensation to Company profitability.

                                            Glenn E. Corlett

                                            William A. Dillingham

                                            Harold L. Inlow

                                            Robert H. Kanner

                                            Stephen R. Kalette

                        PROPOSAL TO AMEND THE COMPANY'S
                     CERTIFICATE OF INCORPORATION TO EFFECT
            A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT
                   OF THE COMPANY'S COMMON AND CLASS B STOCK


Summary of the Proposed Transaction.

    The Board of Directors has authorized and recommends for Stockholder approval, a cashout of registered stockholders owning fewer than 100 shares of the Company's stock by way of a 1-for-100 reverse stock split followed immediately by a 100-for-1 forward stock split of the Company's Common and Class B Stock (the reverse and forward stock splits are referred to together as the "Stock Splits"). As permitted by Delaware state law, registered stockholders whose shares of stock are converted into less than 1 share in the reverse split will receive cash payments equal to the fair value of those fractional interests.

    If approved, the Stock Splits will take place on November 10, 2000. In order to complete the Stock Splits, stockholders holding a majority of the voting power of the Company's Common Stock and Class B Stock entitled to vote at the Meeting must approve the proposal to amend the Company's Certificate of Incorporation. Attached as Exhibit A to this Information Statement is the proposed amendment to the Company's Certificate of Incorporation which is the subject of this Proposal.

Effect on Stockholders of Approval of Proposal

    If the Company's stockholders approve the proposal to amend the Company's Certificate of Incorporation to effect a reverse stock split followed by a forward stock split of the Company's Common Stock and Class B Stock, the Stock Splits will go forward on November 10, 2000 and the Company's Common and Class B stockholders will be effected as follows:

 ----------------------------------------------------------------------------------------------
:   Stockholder as of November 10, 2000     :    Net Effect after Completion of Stock Splits   :
:-------------------------------------------:--------------------------------------------------:
:  Registered Stockholders holding 100 or   :  Registered stockholders holding 100 or more     :
:  more Shares of Common Stock or 100 or    :  shares of the Company's Common Stock and        :
:  more shares of Class B Stock             :  Registered stockholders holding 100 or more     :
:                                           :  shares of the Company's Class B Stock will not  :
:                                           :  be effected by the Stock Splits.  Each holder   :
:                                           :  of 100 or more of the Company's Common Stock    :
:                                           :  and each holder of 100 or more of the Company's :
:                                           :  Class B Stock will continue to hold the same    :
:                                           :  number of shares of Common Stock, or Class B    :
:                                           :  Stock, respectively, after the Stock Splits     :
:                                           :                                                  :
 -----------------------------------------------------------------------------------------------



 -----------------------------------------------------------------------------------------------
:   Stockholder as of November 10, 2000     :    Net Effect after Completion of Stock Splits   :
:-------------------------------------------:--------------------------------------------------:
:  Registered Stockholders holding 99 or    :  Registered stockholders holding 99 or fewer     :
:  fewer Shares of Common Stock or Class B  :  shares of the Company's Common Stock and        :
:  Stock.                                   :  Registered stockholders holding 99 or fewer     :
:                                           :  shares of the Company's Class B Stock will be   :
:                                           :  cashed-out at a price per share based on the    :
:                                           :  Trading Value of the Company's Common Stock     :
:                                           :  on the effective date of the Stock Splits (see  :
:                                           :  "Trading Value" below). Stockholders whose      :
:                                           :  shares of Common Stock and/or shares of Class B :
:                                           :  Stock are being cashed-out will not have to pay :
:                                           :  any commissions or other fees as a condition to :
:                                           :  the cash-out.  Holders of the Common Stock      :
:                                           :  and/or Class B Stock which is being cashed-out  :
:                                           :  will not have any continuing equity interest in :
:                                           :  the Company after the effective date of the     :
:                                           :  Stock Splits.                                   :
:                                           :                                                  :
:                                           :                                                  :
:  Stockholders Holding Company Common      :  Stockholders holding Company Common Stock in    :
:  Stock in Street Name Through a Nominee   :  street name through a nominee (such as a bank   :
:  (Such as a Bank or Broker).              :  or broker) will not be effected by the Stock    :
:                                           :  Splits.  In order for stockholders holding 99   :
:                                           :  or fewer shares of Company Common Stock in      :
:                                           :  street name through a nominee (such as a bank   :
:                                           :  or broker) to take advantage of the cash-out    :
:                                           :  resulting from the Stock Splits, such stock-    :
:                                           :  holders must become the Registered stockholders :
:                                           :  of their Common Stock on or before November 10, :
:                                           :  2000, the Effective Date of the Stock Splits.   :
:                                           :  Stockholders holding 99 or fewer shares of the  :
:                                           :  Company's Common Stock in street name through a :
:                                           :  nominee (such as a bank or broker) and desiring :
:                                           :  to participate in the Stock Splits must         :
:                                           :  therefore advise their nominee to transfer      :
:                                           :  their Company Common stock from street name to  :
:                                           :  their name on or before November 10, 2000.      :
:                                           :                                                  :
 ----------------------------------------------------------------------------------------------

Reasons for the Stock Splits

    The Board of Directors recommends that the Stockholders approve the Stock Splits for the following reasons (see also "Purpose of the Stock Splits"):

 ----------------------------------------------------------------------------------------------
:               Concerns                    :             Resolution of Concerns               :
:-------------------------------------------:--------------------------------------------------:
:  Large Number of Small Stockholders       :  The Company has many small stockholders         :
:                                           :  primarily as a result of its August 14, 1990    :
:                                           :  1-for-20 Reverse Stock Split, its June, 1996    :
:                                           :  acquisition of and merger with Bobbie Brooks,   :
:                                           :  Incorporated, and its June, 1996 acquisition of :
:                                           :  Aspen Imaging International, Inc.  Almost 7,900 :
:                                           :  registered stockholders hold fewer than 100     :
:                                           :  shares.  It is costly for the Company to        :
:                                           :  maintain these accounts.  The Stock Splits will :
:                                           :  reduce the number of registered stockholders    :
:                                           :  with small accounts and result in cost savings  :
:                                           :  for the Company.                                :
:                                           :                                                  :
:                                           :                                                  :
:  Difficulty in Disposing of Company Stock :  It is disproportionately expensive for stock-   :
:  by Small Stockholders                    :  holders with fewer than 100 shares to sell      :
:                                           :  their shares on the open market.  The Stock     :
:                                           :  Splits cash out stockholders with small         :
:                                           :  holdings without any transaction costs, such as :
:                                           :  brokerage fees.  If these stockholders do not   :
:                                           :  want to cash out their holdings of Company      :
:                                           :  Common Stock, they may purchase additional      :
:                                           :  shares on the open market to increase their     :
:                                           :  record holdings to at least 100 shares.  If     :
:                                           :  applicable, stockholders may also consolidate   :
:                                           :  several accounts into one to attain the 100     :
:                                           :  share minimum level. Beneficial stockholders    :
:                                           :  who own Company stock in nominee name (for      :
:                                           :  example, at a bank or broker) and desire to     :
:                                           :  have those shares cashed out in the Stock       :
:                                           :  Splits should instruct their nominee to         :
:                                           :  transfer their shares into a record account far :
:                                           :  enough in advance so that the shares are        :
:                                           :  registered in their names by November 10, 2000. :
:                                           :                                                  :
 ----------------------------------------------------------------------------------------------

Nature of the Stock Splits

    The Stock Splits include both a reverse stock split and a forward stock split of the Company's Common Stock and Class B Stock. If the Stock Splits are approved at the Meeting, they will occur at the close of business on November 10, 2000. In the reverse stock split, all registered stockholders on November 10, 2000 will receive 1 share of Company Common Stock or Company Class B Stock, as the case may be, for every 100 shares of Common Stock or Class B Stock, respectively, owned by them at that time. Any stockholder owning fewer than 100 shares of Company Common Stock or Company Class B Stock will receive a cash payment instead of a fractional share. This cash payment will be based on the trading value of the cashed out Common Shares at that time (see "Trading Value", below, for the method the Company will use to determine the cash-out price).

    Immediately following the reverse split, also on November 10, 2000, all registered stockholders who are not cashed-out will receive in the forward stock split, 100 shares of Company Common Stock or 100 shares of Company Class B Stock, for each share of Company Common Stock and Company Class B Stock, respectively, owned by them after completion of the reverse stock split. If a stockholder owns 100 or more shares in record account of Common Stock or 100 or more shares in record account of Class B Stock, any fractional share in that account will not be cashed out after the reverse split and the total number of shares held in that account will not change as a result of the Stock Splits.

    The following examples will help explain the Stock Splits and how they effects various stockholders:

 ----------------------------------------------------------------------------------------------
:     Hypothetical Stockholder Holding      :          Result after Stock Splits               :
:-------------------------------------------:--------------------------------------------------:
:  Mr. Jones is a registered stockholder    :  No fractional shares are being issued in the    :
:  who owns 75 shares of Common Stock at    :  reverse split (Mr. Jones' Common Stock would    :
:  the close of business on November 10,    :  have converted into 75/100ths of a share).  Mr. :
:  2000.  Assume the Trading Value of the   :  Jones will instead receive cash for his         :
:  Company's Common Stock on that day is    :  fractional interest.  Using the hypothetical    :
:  $8.00 per share.                         :  Trading Value of $8.00 per share, Mr. Jones     :
:                                           :  would receive $600.00 (75 x $8.00) and would no :
:                                           :  longer be a stockholder.  If Mr. Jones desires  :
:                                           :  to remain a stockholder, he could purchase 25   :
:                                           :  shares of Common Stock in the open market and   :
:                                           :  register those shares in the same Company share :
:                                           :  account far enough in advance so that on        :
:                                           :  November 10, 2000 he would own 100 shares.  In  :
:                                           :  that case, he would not be cashed out in the    :
:                                           :  reverse split.                                  :
:                                           :                                                  :
:                                           :                                                  :
:  Mr. Smith is a registered stockholder    :  No fractional shares are being issued in the    :
:  who owns 75 shares of Class B Stock at   :  reverse split (Mr. Smith's Class B Stock would  :
:  the close of business on November 10,    :  have converted into 75/100ths of a share). Mr.  :
:  2000.  Assume the Trading Value of the   :  Smith will instead receive cash for his         :
:  Company's Common Stock on that day is    :  fractional interest.  Using the hypothetical    :
:  $8.00 per share.  Class B Stock does not :  Trading Value of $8.00 per share, Mr. Smith     :
:  trade, but is convertible at any time    :  would receive $600.00 (75 x $8.00) and would no :
:  into Common Stock on a share for share   :  longer be a stockholder.  Because Class B stock :
:  basis.                                   :  does not trade, Mr. Smith is unable to purchase :
:                                           :  25 additional shares of Class B stock and own   :
:                                           :  100 shares on November 10, 2000.  Class B and   :
:                                           :  Common Stock can not be combined to own a       :
:                                           :  mixture of 100 shares.  But Mr. Smith can       :
:                                           :  convert his 75 shares of Class B Stock into     :
:                                           :                                                  :
 ----------------------------------------------------------------------------------------------


 ----------------------------------------------------------------------------------------------
:     Hypothetical Stockholder Holding      :          Result after Stock Splits               :
:-------------------------------------------:--------------------------------------------------:
:                                           :  Common Stock and purchase 25 shares of Common   :
:                                           :  Stock in the open market and register these     :
:                                           :  shares in the same Company share account far    :
:                                           :  enough in advance so that on November 10, 2000  :
:                                           :  he would own 100 shares.  In that case, he      :
:                                           :  would not be cashed-out in the reverse split.
:                                           :                                                  :
:                                           :                                                  :
:  Mrs. Harris is a registered stockholder  :  Mrs. Harris is entitled to receive cash equal   :
:  who owns 75 shares of Common Stock in    :  to the Trading Value of the Common Stock in     :
:  one account and 55 shares of Common      :  each account in lieu of a fractional interest.  :
:  Stock in a second account.  Both         :  Using the hypothetical Trading Value of $8.00   :
:  accounts are in her name only.           :  per share, Mrs. Harris would receive one check  :
:                                           :  for $600 (75 x $8.00) and one check for $440    :
:                                           :  (55 x $8.00) and would no longer be a stock-    :
:                                           :  holder.  If she desires to remain a stock-      :
:                                           :  holder she could combine the accounts into one  :
:                                           :  having 130 shares.  She would have to act in    :
:                                           :  time to consolidate the accounts by the close   :
:                                           :  of business on November 10, 2000.               :
:                                           :                                                  :
:                                           :                                                  :
:  Mr. Black is a registered stockholder    :  Mr. Black is entitled to receive cash equal to  :
:  who owns 75 shares of Common Stock in    :  the Trading Value of the stock in each account  :
:  one account and 55 shares of Class B     :  in lieu of a fractional interest.  At the       :
:  Stock in a second account.  Both         :  hypothetical Trading Value of $8.00 per share,  :
:  accounts are in his name only.           :  Mr. Black would receive a check for $600        :
:                                           :  (75 x $8.00) and a check for $440 (55 x $8.00)  :
:                                           :  and would no longer be a stockholder.  Mr.      :
:                                           :  Black can not combine the Class B Stock with    :
:                                           :  the Common Stock unless he converts the Class   :
:                                           :  B Stock to Common Stock.  If he desires to      :
:                                           :  remain a stockholder, he would have to act      :
:                                           :  to exchange the Class B Stock for Common Stock  :
:                                           :  and consolidate all shares of Common Stock by   :
:                                           :  the close of business on November 10, 2000.     :
:                                           :                                                  :
:                                           :                                                  :
:  Mrs. White is a registered stockholder   :  The transaction would have no effect on Mrs.    :
:  who owns 105 shares of Common Stock in   :  White.  After the Stock Splits, she will still  :
:  one account and 155 Shares of Class B    :  own 105 shares of Common Stock and 155 Shares   :
:  Stock in a second account.  Both         :  of Class B Stock.                               :
:  accounts are in her name only.           :                                                  :
:                                           :                                                  :
 ----------------------------------------------------------------------------------------------


 ----------------------------------------------------------------------------------------------
:     Hypothetical Stockholder Holding      :          Result after Stock Splits               :
:-------------------------------------------:--------------------------------------------------:
:  Mrs. Green holds 75 shares of Common     :  It is not intended that the Stock Splits will   :
:  Stock in a brokerage account at Merrill  :  affect shares held in street name through a     :
:  Lynch at the close of business on        :  nominee (bank or broker).  Stockholders holding :
:  November 10, 2000.                       :  Company Common Stock in Street name should      :
:                                           :  contact their nominees to determine whether     :
:                                           :  they will be impacted by the Stock Splits.      :
:                                           :  If Mrs. Green desires to cash-out, she should   :
:                                           :  contact her broker and ask that her shares be   :
:                                           :  transferred into her own record name account so :
:                                           :  that the shares are owned by her on or before   :
:                                           :  November 10, 2000.                              :
:                                           :                                                  :
 ----------------------------------------------------------------------------------------------

Purpose of the Stock Splits

    The Company declared a one for twenty reverse stock split on August 14, 1990 and acquired Bobbie Brooks, Incorporated and Aspen Imaging International, Inc. for stock in June, 1996. As a result of these transactions, the Company has a large number of stockholders for a company its size, but many of these stockholders have only a minimal share interest. The Company's stock is concentrated in few large holders and as a result, the Company's stock does not trade daily. Many of the Company's stockholders have expressed a desire to dispose of their shares, but find the cost to be prohibitive. The Stock Splits will provide registered Stockholders with 99 or fewer shares with a cost-effective way to cash out their investments. This is because the Company will not charge any service fees in connection with the Stock Splits. Absent the Stock Splits, small stockholders would likely incur brokerage fees disproportionately high relative to the market value of their shares when selling such shares. In many cases, small stockholders have difficulty finding a broker willing to handle their transactions at all. The Stock Splits eliminate these problems for most small stockholders.

    The Company will benefit from cost savings as a result of the Stock Splits. The costs of administering each registered stockholder's account is the same regardless of the number of shares held. Therefore the Company finds its costs to be disproportionately high when compared with the total number of shares involved. In 2000, the Company expects that each registered stockholder will cost the Company in excess of $2.00 for maintaining the account as its own transfer agent, responding to inquiries, searching for lost holders and printing and postage to mail information statements and annual reports. These costs are expected to increase over time.

    The Board believes it to be in the best interest of both the Company and its stockholders to eliminate the administrative burden and costs associated with the approximately 7,900 accounts with fewer than 100 shares. The Company expects to decrease direct and indirect costs of administering stockholder accounts by at least $15,000 per year if the Stock Splits are completed.

    The Company is proposing the Stock Splits in lieu of an odd-lot tender offer because of the time, effort and expense the Company would expend on an effective odd-lot tender offer and because the Company is unable to locate many stockholders with small holdings. If the Company is to acquire shares from holders it cannot locate, it must do so by means of the proposed Stock Splits.

    The Company is proposing the forward stock split to occur after the reverse stock split to avoid disruption to the holders of record of 100 or more shares of Common Stock or Class B Stock and to the market for Common Stock. Stockholders already owning 100 or more shares of Common Stock or Class B Stock will not be affected by the Stock Splits. There should be no direct effect on the market price for the Common Stock.

    The Company has been purchasing, from time to time, in the open market, shares of its own Common Stock. Whether or not the Stock Splits are approved, the Company may in the future continue such purchases or take other actions which might increase or decrease its stockholder base.

Effect of the Stock Splits on Company Stockholders

    Registered Stockholders with 99 or fewer Shares

    Registered Stockholders of the Company owning 99 shares or less of either Common Stock or Class B Stock will be cashed-out if the Stock Splits are completed. No fractional shares of the Company's Common Stock or Class B Stock will be issued in the reverse split. Instead, stockholders will receive cash equal to the Trading Value for their fractional interests. See "Trading Value" below. After the Stock Splits, such stockholders will have no further interest in the Company. They will no longer be entitled to vote as a stockholder or share in the Company's assets, earnings or profits. Stockholders cashing-out will not be subject to any service fee or brokerage charge or commissions imposed by the Company.

    Cashed-out stockholders will receive a letter of transmittal from the Company as soon as practical after November 10, 2000. The letter of transmittal will contain instructions concerning how to surrender your certificate(s) to the Company, which acts as its own transfer agent, together with a completed and executed letter of transmittal. PLEASE DO NOT SEND IN ANY CERTIFICATES UNTIL YOU RECEIVE YOUR LETTER OF TRANSMITTAL.

    All amounts owed to you will be subject to applicable federal and state income tax as well as state abandoned property laws. You will not receive any interest on cash payments owed to you as a result of the Stock Splits.

    Stockholders owning 99 shares or less who wish to remain Company stockholders after the Stock Splits may either purchase sufficient additional shares of the Company's Common Stock to bring their record holdings to or exceeding 100 shares, or consolidate their record accounts so as to be holding, in one registered account, 100 or more shares on November 10, 2000, immediately prior to the reverse split.

    Class B Stock may not be combined with Common Stock. Class B Stock is convertible into Common Stock on a one share for one share basis and once converted, may be combined with Common Stock.

    Registered Stockholders with 100 or more Shares

    Stockholders already owning of record 100 or more shares of Common Stock or 100 or more shares of Class B Stock as of the close of business on November 10, 2000 will not be impacted by the Stock Splits. As a result of the reverse split, their holdings will be converted into 1/100th of the number of shares held immediately prior to the reverse split. Immediately after the reverse split, their shares will be reconverted in the forward stock split into the number of shares held before the reverse split. Stockholders owning in excess of 100 shares will receive fractional shares in the reverse split and therefore will retain all of their shares once the forward stock split has been effected.

    Beneficial Owners of Company Common Stock

    Stockholders owing stock beneficially in street name through a nominee (a bank or broker) are not intended to be affected by the Stock Splits, although some nominees may have different procedures which will result in their stockholders participating in the Stock Splits. Stockholders owning 99 or fewer shares in street name who desire to exchange their stock for cash and participate in the Stock Splits should instruct their nominee to tranasfer their shares into record account in your name in a timely manner so that you will be considered a record stockholder immediately prior to the reverse split.

    Shares subject to the Company's 1998 Equity Incentive Plan

    The Stock Splits are not intended to affect the number of shares subject to the Company's 1998 Equity Incentive Plan.

Trading Value

    Under Delaware law, the Company is not required to issue fractional shares in the reverse split. The Company intends to cash-out stockholders' fractional interests at the Trading Value of such interests. Trading Value shall be the average, over the 10 trading days prior to and including November 10, 2000, of the high and low trading prices each day. If there is no trading on any day, for that day, the Trading Value will be the average of the closing bid and asked prices.

    The Company believes the Stock Splits are fair to the holders of record of 99 or fewer shares because the transaction will provide them with cash for their shares, because the cash amount will be determined by the market over a 10 day period, and because the Company will not charge such holders with any fees or commissions in order to cash out their shares.

Effect of the Stock Splits on the Company

    The Stock Splits will not affect the public registration of the Company's Common Stock and Class B Stock with the SEC under the Securities Exchange Act of 1934, as amended.

    The Company expects that the Stock Splits will not affect the eligibility for trading of the Common Stock on the NASDAQ Small Cap Market; although it is possible that the reduction in the number of stockholders and outstanding shares could adversely affect liquidity and marketability, the Company does not expect an adverse effect.

    The Company's Certificate of Incorporation presently authorizes the issuance of 5,000,000 shares of Common Stock, 2,000,000 shares of Class B Stock, 2,000,000 Shares of Preferred Stock and 20,000 shares of Convertible Preferred Stock. The number of authorized shares will not change as a result of the Stock Splits. On September 1, 2000, there were 3,158,435 shares of Common Stock and 553,074 shares of Class B Stock outstanding. The total number of outstanding shares of the Company's Common Stock and Class B Stock will be reduced by the number of shares held by the cashed out stockholders immediately prior to the reverse split. Based upon the Company's best estimates if the Stock Splits had taken place as of September 1, 2000, the number of outstanding shares of the Company's Common Stock and Class B Stock would have been reduced in the Stock Splits by approximately 131,000 shares and 5,000 shares, respectively and the number of registered holders of the Company's Common Stock and Class B Stock would have been reduced from approximately 8,121 and 235 to approximately 430 and 30, respectively. At September 1, 2000, the closing price for the Company's Common Stock was
7.4375. If the Stock Splits had been completed on that date, cash payments to cashed-out stockholders would have been approximately $1,011,500, with approximately 136,000 shares of Common Stock and Class B Stock purchased by the Company. The actual amounts will vary depending on the number of cashed out stockholders on November 10, 2000 and the Trading Price of the Company's Common Stock.

    Par value of the Company's Common Stock and Class B Stock will remain at $.01 per share after the Stock Splits.

Stock Certificates

    A new CUSIP number will be assigned to the Company's Common Stock and Class B Stock as a result of the Stock Splits and will begin appearing on stock certificates issued after November 10, 2000. Certificates representing 100 or more shares immediately prior to the Stock Splits will continue to represent ownership of the same number of shares as is set forth on the face of the certificate. Any stockholder with 100 or more shares immediately prior to the reverse split who wants to receive a certificate bearing the new CUSIP number can do so at any time by contacting the Company which acts as its own transfer agent at (800) 837-5501 x 3206 for instructions on how to surrender old certificates. After November 10, 2000, an old certificate presented to the Company in settlement of a trade will be exchanged for a new certificate bearing the new CUSIP number.

    Stockholders must complete and sign a letter of transmittal and return it to the Company with their stock certificate(s) before they can receive cash payment for those shares.

Federal Income Tax Consequences

    THE FOLLOWING IS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED STOCK SPLITS TO STOCKHOLDERS WHO ARE CITIZENS OR RESIDENTS OF THE UNITED STATES. THIS DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. NO OPINION OF COUNSEL OR RULING FROM THE INTERNAL REVENUE SERVICE HAS BEEN SOUGHT OR OBTAINED WITH RESPECT TO THE FEDERAL, STATE OR LOCAL INCOME TAX CONSEQUENCES OF THE STOCK SPLITS. BECAUSE OF THE COMPLEXITY OF THE INTERNAL REVENUE CODE AND BECAUSE TAX CONSEQUENCES MAY VARY DEPENDING ON THE PARTICULAR FACTS RELATING TO EACH STOCKHOLDER, STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE STOCK SPLITS IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

    The Company believes that the Stock Splits will be treated as a tax-free "recapitalization" for federal income tax purposes and will result in no material federal income tax consequences to the Company.

    The federal income tax consequences to individual stockholders will depend, in part, on whether the stockholder is cashed-out in the Stock Splits.

Federal Income Tax Consequences to Stockholders
Who are not Cashed Out in the Stock Splits

    A stockholder who receives no cash in the Stock Splits and continues to own his stock in the Company will not recognize any gain or loss in the Stock Splits. The stockholder will retain the same adjusted tax basis and be subject to the same holding period in the new Common Stock or Class B Stock received as existed in the old Common Stock or Class B Stock immediately before the Stock Splits.

Federal Income Tax Consequences to Stockholders
Who Receive Cash in the Stock Splits

    A stockholder who receives cash as a result of the Stock Splits will have tax consequences as a result of the Stock Splits, depending upon whether the stockholder owns any stock in the Company or is treated as owning any stock in the Company after the Stock Splits.

    A stockholder who receives only cash as a result of the Stock Splits and who is not treated as owning any Common Stock or Class B Stock immediately following the Stock Splits will generally be treated as having sold such stockholder's interest and will recognize gain or loss to the extent that the cash received differs from such stockholder's adjusted basis in the stock sold. Assuming the stock was held as a capital asset, the gain or loss recognized will be capital gain or loss, which will be long-term gain or loss if the stockholder's holding period for the stock exceeds one year.

    If a stockholder receives cash in lieu of fractional interest in the Stock Splits but continues to own either Common Stock or Class B Stock (or is treated under the Internal Revenue Code as continuing to own Common Stock or Class B Stock constructively (see below)), the treatment of the cash received will be the same as described above unless it is determined that the cash received is essentially equivalent to a dividend under the Code. If it is treated as essentially equivalent to a dividend, the cash received will be treated as a dividend to the extent of the Stockholder's ratable share of the Company's undistributed earnings and profits, and the balance of the cash will be treated as received in exchange for property. Assuming the shares are held as a capital asset, taxable gain or loss will be realized on this exchange for property in an amount equal to the difference between the portion of the cash not treated as a dividend and the stockholders's adjusted tax basis in the stock exchanged for cash. The Code provisions that dictate whether the cash received will be essentially equivalent to a dividend are complex and are beyond the scope of this discussion.

    Generally, a taxpayer will be deemed to own shares of Common Stock or Class B Stock actually owned by him and in certain instances, constructively owned by certain family members, corporations in which the stockholder has a major interest, partnerships, trusts and estates in which the stockholder has an interest, or which the taxpayer may acquire by exercise of an option or by conversion of a security. In addition, a taxpayer which is a partnership, trust or estate is deemed to own shares owned by persons having an interest in the taxpayer and a taxpayer which is a corporation will be deemed constructively to own shares owned by major stockholders of the corporation.

    Stockholders who receive cash in the Stock Splits will be required to provide their social security or other taxpayer identification numbers in connection with the Stock Splits to avoid backup withholding requirements that might otherwise apply. The transmittal form will require each stockholder to deliver such information when old certificates are surrendered following the effective date of the Stock Splits. Failure to provide such information may result in backup withholding.

Appraisal Rights

    No appraisal rights are available under the Delaware General Corporation Law to any stockholder who dissents from the Stock Splits proposal.

Reservation of Rights

    The Company's Board of Directors reserves the right to abandon the Stock Splits without further action by the Stockholders at any time before the filing of the amendments to the Company's Certificate of Incorporation with the Delaware Secretary of State, even if the Stock Splits have been authorized by the stockholders at the meeting.

Interim Financial Statements

    Attached beginning at page F-1 of this Information Statement are the Company's unaudited interim financial statements and the related Management's Discussion and Analysis for the quarter and six months ended June 30, 2000.

                              STOCK PERFORMANCE CHART

    The following chart is a comparison of the Cumulative Total Return on the Company's Common Stock over the five year period ending December 31, 1999, with the Cumulative Total Return on the Center for Research in Security Prices ("CRSP") Index for Nasdaq Stock Market (US Companies) and a self-determined peer group.


                 Comparison of Five-Year Cumulative Total Returns
                              Performance Report for
                                 PUBCO CORPORATION

     Prepared by the Center for Research in Security Prices
     Produced on 08/16/2000 including data to 12/31/1999


                 Date         Company Index   Market Index   Peer Index

               12/30/1994        100.000        100.000        100.000
               01/31/1995         86.364        100.527        101.263
               02/28/1995         93.182        105.809        105.420
               03/31/1995        100.000        108.953        110.024
               04/28/1995         90.909        112.385        113.215
               05/31/1995         90.909        115.289        118.957
               06/30/1995         81.818        124.622        120.310
               07/31/1995        100.000        133.774        129.908
               08/31/1995         97.727        136.489        126.760
               09/29/1995        100.000        139.634        127.266
               10/31/1995        104.545        138.829        124.236
               11/30/1995        109.091        142.086        129.287
               12/29/1995        109.091        141.335        127.558
               01/31/1996        117.045        142.041        134.002
               02/29/1996        125.000        147.456        139.568
               03/29/1996        120.455        147.951        139.347
               04/30/1996        140.909        160.209        145.283
               05/31/1996        147.727        167.555        149.977
               06/28/1996        152.273        160.002        150.928
               07/31/1996        138.636        145.760        145.835
               08/30/1996        143.182        153.950        146.391
               09/30/1996        143.182        165.722        159.016
               10/31/1996        143.182        163.880        152.554
               11/29/1996        147.727        174.040        167.358
               12/31/1996        134.091        173.893        161.732
               01/31/1997        131.818        186.230        174.204
               02/28/1997        140.909        175.924        182.137
               03/31/1997        140.909        164.454        180.041
               04/30/1997        151.136        169.580        181.766
               05/30/1997        153.409        188.785        192.154
               06/30/1997        150.000        194.590        200.434
               07/31/1997        161.364        215.092        224.679
               08/29/1997        201.136        214.772        209.674
               09/30/1997        193.182        227.500        213.757
               10/31/1997        196.591        215.648        198.530
               11/28/1997        195.454        216.783        201.381
               12/31/1997        188.636        213.048        205.735
               01/30/1998        195.454        219.796        198.887
               02/27/1998        208.239        240.465        221.969
               03/31/1998        245.454        249.352        232.095

                 Date       Company Index   Market Index   Peer Index

               04/30/1998        254.545        253.555        219.381
               05/29/1998        236.364        239.466        204.695
               06/30/1998        215.909        256.194        193.946
               07/31/1998        215.909        253.205        185.367
               08/31/1998        177.273        203.010        160.718
               09/30/1998        186.364        231.178        156.877
               10/30/1998        175.000        241.337        187.622
               11/30/1998        157.955        265.874        183.128
               12/31/1998        163.636        300.418        182.726
               01/29/1999        172.727        344.000        179.573
               02/26/1999        168.182        313.205        177.966
               03/31/1999        156.818        336.892        176.846
               04/30/1999        152.273        347.753        225.861
               05/28/1999        162.500        338.470        213.610
               06/30/1999        161.364        368.913        220.160
               07/30/1999        156.818        362.139        212.544
               08/31/1999        150.000        377.365        204.250
               09/30/1999        150.000        377.877        183.778
               10/29/1999        136.932        408.132        176.598
               11/30/1999        137.500        457.792        169.141
               12/31/1999        145.455        558.458        175.244


     Peer Index:    Companies in Self-Determined group :  7

                    ATI       ALLEGHENY TECHNOLOGIES
                    ABP       AMERICAN BUSINESS PRODS INC GA
                    IR        INGERSOLL RAND CO
                    MCL       MOORE CORP LTD
                    NSH       NASHUA CORP
                    SWK       STANLEY WORKS
                    WCS       WALLACE COMPUTER SERVICES INC

                            INDEPENDENT AUDITORS

    Ernst & Young LLP was the Company's independent auditor for the fiscal year 1999. The Company has been advised by Ernst & Young that neither the firm nor any of its associates has any relationship with the Company or any affiliate of the Company other than the usual relationship that exists between independent auditor and client. A representative of that firm might be present at the Meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from stockholders.

                          INCORPORATION BY REFERENCE

    The Company hereby incorporates into this Information Statement by reference the Financial Statements and Notes thereto, the Report of Independent Auditors, the Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations, all contained in the 1999 Annual Report, which is being mailed together with this Information Statement.


                             By Order of the Board of Directors


                                     Stephen R. Kalette
                                         Secretary






                               FORM 10-K REPORT

    IN ADDITION TO ITS ANNUAL REPORT TO STOCKHOLDERS, THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K. STOCKHOLDERS MAY OBTAIN A COPY WITHOUT EXHIBITS WITHOUT CHARGE BY WRITING TO THE COMPANY, ATTENTION: STEPHEN R. KALETTE, SECRETARY, PUBCO CORPORATION, 3830 KELLEY AVENUE, CLEVELAND, OHIO 44114. COPIES OF EXHIBITS MAY BE OBTAINED AT $0.25 PER PAGE TO COVER THE COMPANY'S COSTS IN FURNISHING SUCH COPIES.

                                   EXHIBIT A

               Proposed Amendment to Certificate of Incorporation
       To Effect A Reverse Stock Split Followed by a Forward Stock Split


RESOLVED: that ARTICLE 4 of the Company's Certificate of Incorporation is hereby amended by adding at the end of ARTICLE 4 the following provisions:


Reverse Stock Split
Forward Stock Split

    At 6:00 p.m. (Eastern Time) on the effective date of the amendment adding these paragraphs to ARTICLE 4 (the "Effective Date"), each share of the corporation's Common Stock held of record as of 6:00 p.m. (Eastern Time) on the Effective Date shall be and hereby is automatically reclassified and converted, without further action, into one-one hundreth (1/100) of one share of the corporation's Common Stock and each share of the corporation's Class B Stock held of record as of 6:00 p.m. (Eastern Time) on the Effective Date shall be and hereby is automatically reclassified and converted, without further action, into one-one hundreth (1/100) of one share of the corporation's Class B Stock. No fractions of shares shall be issued to any Odd-Lot Holder (as defined below), and from and after 6:00 p.m. (Eastern Time) on the Effective Date, each Odd-Lot Holder shall have no further interest as a stockholder in respect of such fractions of shares, and in lieu of receiving such fractions of shares shall be entitled to receive, upon surrender of the certificate or certificates representing shares of Common Stock or Class B Stock held of record by such Odd-Lot Holder, the cash value of such fractions of shares based upon the average of the high and low trading prices per share of the corporation's Common Stock on the NASDAQ Small Cap Market each day, (or for any day for which the Common Stock does not trade, the average of the closing bid and asked prices per share) averaged for the 10 trading days immediately preceding the Effective Date, without interest. An "Odd-Lot Holder" is defined as a holder of record of fewer than 100 shares of Common Stock or Class B Stock as of 6:00 p.m. (Eastern Time) on the Effective Date, who would be entitled to less than one whole share of Common Stock or Class B Stock in respect of such shares as a result of such reclassification and conversion.

    At 7:00 p.m. (Eastern Time) on the Effective Date, each share of the corporation's Common Stock and any fraction thereof held by a holder of record of one or more shares of Common Stock as of 7:00 p.m. (Eastern
    Time) on the Effective Date shall be and hereby is automatically reclassified and converted, without further action, into the corporation's Common Stock, on the basis of one hundred (100) new shares of Common Stock for each whole share of Common Stock, and each share of the corporation's Class B Stock and any fraction thereof held by a holder of record of one or more shares of Class B Stock as of 7:00 p.m. (Eastern Time) on the Effective Date shall be and hereby is automatically reclassified and converted, without further action, into the corporation's Class B Stock, on the basis of one hundred (100) new shares of Class B Stock for each whole share of Class B Stock.

PUBCO CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets-Unaudited
($ in 000's except share amounts)




                                                     June 30      December 31
                                                      2000            1999
ASSETS

CURRENT ASSETS

  Cash and cash equivalents                         $  5,552        $  9,868
  Marketable securities and other
    investments available for sale                    22,789          17,489
  Trade receivables (less allowances of
    $666 in 2000 and $772 in 1999)                     8,692           7,890
  Inventories                                         13,637          11,262
  Deferred income taxes                                1,642           1,600
  Prepaid expenses and other current assets            2,586           2,465
                                                    --------        --------
                             TOTAL CURRENT ASSETS     54,898          50,574


PROPERTY AND EQUIPMENT (at cost
  less accumulated depreciation,
  amortization of $10,214 in 2000
  and $12,224 in 1999)                                 6,595           6,096


INTANGIBLE ASSETS
  (at cost less accumulated amortization of
  $1,239 in 2000 and $1,132 in 1999)                   3,440           3,547


OTHER ASSETS                                          34,005          34,213
                                                    --------        --------

                                     TOTAL ASSETS   $ 98,938        $ 94,430
                                                    ========        ========



See notes to consolidated financial statements.

PUBCO CORPORATION AND SUBSIDIARIES

($ in 000's except share amounts)

                                                     June 30      December 31
                                                      2000            1999
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

  Accounts payable                                  $  7,384        $  5,977
  Accrued liabilities                                  5,771           7,515
                                                    --------        --------
                        TOTAL CURRENT LIABILITIES     13,155          13,492

LONG-TERM DEBT                                         2,585             771

DEFERRED CREDITS AND NONCURRENT LIABILITIES           26,865          25,562

MINORITY INTEREST                                        798             711

STOCKHOLDERS' EQUITY

  Preferred Stock:
    Convertible Preferred Stock - par value $1;
      20,000 shares authorized, none issued                -               -
    Preferred Stock - par value $.01;
      2,000,000 shares authorized, 70,000
      Series A shares issued and outstanding
      ($7,000 aggregate liquidation preference)            1               1

  Common Stock:
    Common Stock - par value $.01; 5,000,000
      shares authorized; 3,201,397 issued and
      3,158,433 outstanding in 2000 and 3,201,276
      issued and 3,189,112 outstanding in 1999            32              32
    Class B Stock - par value $.01; 2,000,000
      shares authorized, 553,076 issued and
      outstanding in 2000 and 553,197 issued
      and outstanding in 1999                              6               6
  Additional paid in capital                          32,241          32,221
  Retained earnings                                   23,190          21,175
  Accumulated other comprehensive income                 390             551
                                                    --------        --------
                                                      55,860          53,986
  Treasury stock at cost,
   42,964 shares in 2000
   12,164 shares in 1999                                (325)            (92)
                                                    --------        --------
                       TOTAL STOCKHOLDERS' EQUITY     55,535          53,894
                                                    --------        --------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $ 98,938        $ 94,430
                                                    ========        ========

See notes to consolidated financial statements.

PUBCO CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations-Unaudited
($ in 000's except share amounts)

                                                  Three Months Ended            Six Months Ended
                                                        June 30                     June 30
                                                   2000         l999           2000         1999
Net sales                                        $ 16,249     $ 17,787       $ 32,188     $ 36,089
Cost of sales                                      10,504       12,037         21,227       24,534
                                                 --------     --------       --------     --------
                             GROSS PROFIT           5,745        5,750         10,961       11,555

Costs and expenses:
  Selling, general and
    administrative expenses                         4,135        4,758          8,270        9,238
  Interest expense                                     46           19             77           53
  Interest income                                    (587)        (555)        (1,136)      (1,159)
  Other expense (income), net                          45          (46)          (288)         (38)
                                                 --------     --------       --------     --------
               INCOME BEFORE INCOME TAXES
                    AND MINORITY INTEREST           2,106        1,574          4,038        3,461

Provision for income taxes                            780          611          1,498        1,208
                                                 --------     --------       --------     --------
          INCOME BEFORE MINORITY INTEREST           1,326          963          2,540        2,253

Minority interest                                     (58)         (68)           (87)        (122)
                                                 --------     --------       --------     --------
                               NET INCOME        $  1,268     $    895       $  2,453     $  2,131
                                                 ========     ========       ========     ========

Preferred stock dividend requirements                 219          205            438          411
                                                 --------     --------       --------     --------
                    NET INCOME APPLICABLE
                   TO COMMON STOCKHOLDERS        $  1,049     $    690       $  2,015     $  1,720
                                                 ========     ========       ========     ========

    BASIC AND DILUTIVE EARNINGS PER SHARE        $    .28     $    .19       $    .54     $    .46
                                                 ========     ========       ========     ========
Weighted average number
  of shares outstanding                         3,720,566    3,752,473      3,730,811    3,752,473
                                                =========    =========      =========    =========


See notes to consolidated financial statements.

PUBCO CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows-Unaudited
($ in 000's except share amounts)

                                                                        Six Months Ended
                                                                            June 30
                                                                     2000             1999
OPERATING ACTIVITIES
  Net income                                                       $  2,453         $  2,131
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Depreciation and amortization                                     551              478
      Stock based compensation                                           20
      Deferred income taxes                                           1,305            1,530
      Net (gain) on sales of securities                                (451)             (96)
      Net loss (gain) on disposal of fixed assets                        44              (80)
      Minority interest                                                  87              122
      Changes in operating assets and liabilities:
          Trade receivables                                            (802)            (806)
          Inventories                                                (2,375)          (1,551)
          Accounts payable                                            1,407            2,467
          Other current liabilities                                  (1,744)            (953)
          Other, net                                                   (200)             135
                                                                   --------         --------
                NET CASH PROVIDED BY OPERATING ACTIVITIES               295            3,377

INVESTING ACTIVITIES
  Purchases of marketable securities                                 (6,873)             (27)
  Proceeds from sale of marketable securities                         2,106              970
  Purchases of fixed assets                                            (987)          (1,221)
  Proceeds from the sale of fixed assets                                  -               80
                                                                   --------         --------
                  NET CASH (USED IN) INVESTING ACTIVITIES            (5,754)            (198)

FINANCING ACTIVITIES
  Proceeds from long-term debt                                       14,689           11,737
  Principal payments on long-term debt                              (12,875)         (11,967)
  Dividends paid                                                       (438)            (411)
  Purchase of treasury stock                                           (233)               -
                                                                   --------         --------
      NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES             1,143             (641)

         (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS            (4,316)           2,538

         CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD             9,868            9,816
                                                                   --------         --------
               CASH AND CASH EQUIVALENTS AT END OF PERIOD          $  5,552         $ 12,354
                                                                   ========         ========

See notes to consolidated financial statements.

PUBCO CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in 000's except share amounts)

June 30, 2000




NOTE A -- Basis of Presentation

The financial information presented herein should be read in conjunction with the consolidated financial statements and footnotes included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. The consolidated balance sheet as of December 31, 1999 has been derived from the audited financial statements at that date.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included, all of which are of a normal recurring nature.

Earnings per common share has been computed by dividing net income after preferred dividend requirements by the weighted average number of shares of Common Stock and Class B Stock outstanding during the periods. The Preferred Stock dividend requirement is an annual variable dividend, currently $12.50 per share.

The Company's financial instruments recorded on the balance sheet include cash and cash equivalents. Because of their short maturity, the carrying amount of cash and cash equivalents approximates fair value.

Off balance sheet financial instruments include foreign currency exchange agreements. In the normal course of business, the Company's construction products subsidiary purchases components from a German supplier and from time to time, enters into foreign currency exchange contracts with banks in order to fix its trade payables denominated in the Deutsche Mark. The Company had $1,980 and $3,100 outstanding at June 30, 2000 and December 31, 1999, respectively.

Certain prior year amounts have been reclassified to conform to the 2000 presentation.

PUBCO CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in 000's except share amounts)

June 30, 2000



NOTE B -- Inventories

The components of inventories consist of the following:

                                                 June 30         December 31
                                                   2000             1999

    Raw materials and supplies                   $ 7,459           $ 5,838
    Work in process                                  705               321
    Finished goods                                 6,467             6,048
                                                 -------           -------
                                                  14,631            12,207
    Less inventory reserves                         (994)             (945)
                                                 -------           -------
                                                 $13,637           $11,262
                                                 =======           =======

NOTE C -- Comprehensive Income

Total comprehensive income consists of the following for the three and six months ended June 30

                                                   Three Months Ended        Six Months Ended
                                                         June 30                  June 30
                                                   2000         1999         2000        1999
    Net Income                                   $ 1,268      $   895      $ 2,453     $ 2,131
    Other Comprehensive Income:
      Unrealized holding gains on
        investments available for sale
        arising during the period                    158          447          502         930
      Less reclassification adjustment
        for gains on investments available
        for sale                                     (68)         (35)        (451)        (96)
      Unrealized currency translation
        adjustments arising during the period        (56)         (31)         (60)        (78)
      Pension adjustment                               -            -         (152)          -
                                                 -------       ------      -------     -------
    Total Other Comprehensive
      Income (Loss) Income                            34          381         (161)        756
                                                 -------       ------      -------     -------
    Total Comprehensive Income                   $ 1,302       $1,276      $ 2,292     $ 2,887
                                                 =======       ======      =======     =======

PUBCO CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in 000's except share amounts)

June 30, 2000


NOTE D -- Industry Segment Information

Summarized industry segment information is as follows:

                                          Printer     Construction
                                          Supplies    Products
                                          Business    Business        Corporate    Consolidated

Three months ended June 30, 2000

Net sales                                 $ 9,036      $ 7,213               -       $16,249
Income before income taxes and
  minority interest                         1,007          701            $398         2,106

Three months ended June 30, 1999

Net sales                                   9,620        8,167               -        17,787
Income before income taxes and
  minority interest                           633          807             134         1,574




Six months ended June 30, 2000

Net sales                                 $18,194      $13,994               -       $32,188
Income before income taxes and
  minority interest                         1,991        1,052            $995         4,038

Six months ended June 30, 1999

Net sales                                  20,011       16,078               -        36,089
Income before income taxes and
  minority interest                         1,708        1,505             248         3,461


The Company's operations are classified into two reportable business segments. The Company's two reporting business segments are managed separately based upon fundamental differences in their operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS


RESULTS OF OPERATIONS

Comparison of the Three and Six Months Ended June 30, 2000 and 1999

Sales declined in 2000 from 1999 because of decreases in sales at both the Company's construction products business and its printer supplies business for both the three and six month periods. The decrease in sales in the construction products business is primarily attributable to lower unit sales. The printer supplies business, which sells supplies for both impact and non-impact printing devices as well as labeling supplies and machines, also had a decrease in sales. This decrease is primarily attributable to the decline in sales of supplies for impact printers offset by an increase in the sale of labeling supplies and machines.

The gross profit percentage increase in 2000 from 1999 in both the three and six month periods is primarily the result of an increase in gross profit percentage at the Company's label supplies business. The Company's label supplies business introduced its first direct-to-end-user catalog in the first quarter of 2000 which resulted in higher gross profits on label supplies sold. The label supplies business also closed its Wisconsin label coating plant in the first quarter of 2000. The Company has been able to buy the substrates previously processed in the Wisconsin plant from outside vendors, eliminating the cost of running the Wisconsin plant. The decrease in gross profit dollars in 2000 was more than offset by a reduction in operating expenses in 2000. As a result, income before income taxes and minority interest increased in the 2000 three and six month periods from the corresponding 1999 periods.


LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2000, the Company had $28,341,000 of cash, cash equivalents, marketable securities and other short-term investments and $2,585,000 of long term debt. The Company's marketable securities and other short term investments continue to be subject to risk of loss and fluctuations in value. The income generated from the remaining marketable securities and other short-term investments may not be the same from year to year or period to period. The Company will continue to buy, hold and sell marketable securities and other short term investments to the extent funds are not required to make additional acquisitions of operating businesses.

The Company also has a $2,500,000 working capital line for its printer supplies business. At June 30, 2000, there were no borrowings under this line of credit. The Company also has a $3,000,000 working capital line of credit for its construction products business. At June 30, 2000, borrowing under this line of credit was $2,585,000. The Company also has a $10,000,000 line of credit which it uses for the issuance of letters of credit and which can be used for other purposes, including acquisitions.

There were no borrowings under this line at June 30, 2000. At June 30, 2000, letters of credit with outstanding balances aggregating approximately $2,326,000 had been issued, primarily to purchase finished and raw material inventories from foreign vendors for the printer supplies business. The Company is continually reviewing business acquisition opportunities.

On June 29, 2000, the Company announced that it had entered into an Agreement with Smith Corona Corporation (OTC-SCCOE.OB), a marketer and distributor of typewriters and typewriter supplies, which had filed for protection under Chapter 11 of the U.S. Bankruptcy Code on May 23, 2000. Under the Agreement, Smith Corona would be reorganized, all existing Smith Corona stock would be cancelled, the Company would purchase approximately 49% of newly-issued reorganized Smith Corona's stock, and the remainder of reorganized Smith Corona's stock would be issued to Smith Corona's existing creditors and, to the extent, if any, provided for in the Plan of Reorganization, to Smith Corona's existing stockholders. The Agreement is subject to Bankruptcy Court confirmation of a Plan of Reorganization and several other conditions estimated to occur sometime in November or December, 2000. The Company agreed to pay a purchase price equal to a percentage of Smith Corona's asset values on the closing date. If the Plan of Reorganization can not be confirmed for any reason, the Company agreed to buy 100% of Smith Corona's assets for a purchase price calculated using the same formula. Had the Agreement been consumated on June 30, 2000, the purchase price would have been approximately $5,500,000. The Company intends to utilize certain of its cash, cash equivalents, marketable securities and other short-term investments to fund the purchase price and working capital needs of Smith Corona.

The Company has commitments for capital expenditures of approximately $450,000, most of which is for equipment for the printer supplies business. The Company will pay these amounts in 2000 primarily from existing funds.

In October, 1995, the Company announced that it would purchase, from time to time, in the open market, up to 175,000 of its shares. Between October 31, 1995 and July 31, 2000, the Company purchased 42,964 shares at an average price of approximately $7.577 per share for a total of $325,540.

Stockholders' equity of $55,535,000 at June 30, 2000 includes Common and Preferred stockholders' equity. In order to calculate Common stockholders' equity at June 30, 2000, the face value of the Preferred Stock ($7,000,000) and any unpaid cumulative dividends on the Preferred Stock must be subtracted from total stockholders' equity. There were no unpaid cumulative preferred stock dividends outstanding at June 30, 2000.